Exhibit 16(4)(t):  Deferred Combination Variable and Fixed annuity Group Master Contract (GA-MA-1108)

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------	GOLDEN	DEFERRED COMBINATION
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--------	AMERICAN	VARIABLE AND FIXED
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--------------	LIFE INSURANCE	ANNUITY GROUP MASTER
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-------	COMPANY	CONTRACT

Golden American is a stock company domiciled in Delaware.

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Offices: 1475 Dunwoody Drive, West Chester, Pennsylvania 19380

CONTRACTHOLDER:	GROUP CONTRACT NUMBER:
[Golden Investor Trust, Inc.]	[G000027-OE]

ISSUED IN: [Delaware]	CONTRACT ISSUE DATE: [August 1, 2002]

In this Contract, we, our and us refer to the Golden American Life Insurance Company.

In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described in this Contract to the persons eligible (herein called "Annuitant[s]") under the terms of this Contract.

If this Contract is in force, we will make income payments to the Certificate Owner starting on the Annuity Commencement Date shown in each Certificate. If the Certificate Owner or the Annuitant (if the Owner is other than a natural person) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

All death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.

All provisions set forth on the following pages are a part of this Contract.

Signed for Golden American Life Insurance Company on the Contract Issue Date.

President: /s/ Keith Gubbay

Secretary: /s/ Paula Cludray-Engelke

--------------------------------------------------------------------------------DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT - NO DIVIDENDS

Variable Cash Surrender Values while a Certificate Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed

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minimum. Additional premium payment option. Partial Withdrawal Option.

Non-participating. Investment results reflected in values.

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CONTRACT CONTENTS

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THE SCHEDULE	3
Payment and Investment Information
The General Account
The Fixed Account
Contract Facts
Charges
Income Plan Factors

IMPORTANT TERMS	6

INTRODUCTION TO THIS CONTRACT	8
The Certificate Owner
The Annuitant
The Beneficiary
Change of Certificate Owner or Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES	10

Initial Premium Payment
Additional Premium Payments Option
Reallocation of Accumulation Value
What Happens if a Variable Separate Account
Division is Not Available
Restricted Funds
Thresholds
Dollar Cap
Premium Threshold
Allocation Threshold
Thresholds - Effect on Withdrawals
Threshold Processing

HOW WE MEASURE ACCUMULATION VALUE	13
The Variable Separate Account(s)
The General Account
Valuation Period
Accumulation Value
Accumulation Value in each Division and
Fixed Allocation
Fixed Account
Measurement of Investment Experience
Charges Deducted from Accumulation Value on
each Processing Date

THE CERTIFICATE OWNERS BENEFITS	18
Cash Value Benefit
Partial Withdrawal Option
Proceeds Payable to the Beneficiary

BENEFIT OPTION PACKAGES	19
Election of Benefit Option Packages
Description of Benefit Package I
Description of Benefit Package II

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CHOOSING AN INCOME PLAN		24
Annuity Benefits
Annuity Commencement Date Selection
Frequency Selection
The Income Plan
The Annuity Options
Payment When Named Person Dies

OTHER IMPORTANT INFORMATION		27
Entire Contract
Sending Notice to Us
Reports to Certificate Owner
Assignment
Changing this Contract
Contract Changes - Applicable Tax Law
Misstatement of Age or Sex
Non-Participating
Contestability
Payments We May Defer
Authority to Make Agreements
Required Note on Our Computations

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THE SCHEDULE

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PREMIUM PAYMENT AND INVESTMENT INFORMATION Investment Initial Premium Payment Accumulation Value	[Minimum $15,000] As shown in each Certificate

Additional Premium Payment
Minimum Payment	[$50]

Maximum Attained Age of Annuitants and
Certificate Owners	[86]

Allocations Maximum Divisions at any one time Allocation changes per Certificate Year without charge Excess Allocation Charge GENERAL ACCOUNT	[Twenty] [Twelve] [$25]

Guaranteed Interest Division

A Guaranteed Interest Division provides an annual minimum interest rate of [3%]. At our sole discretion, we may periodically declare higher interest rates for specific Guarantee Periods. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations.

Limitations of Allocations

We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account.

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Transfers from a Guaranteed Interest Division

We currently require that an amount allocated to a Guarantee Period not be transferred until the Maturity Date, except pursuant to our published rules. We reserve the right not to allow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions or to a Fixed Allocation to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer

FIXED ACCOUNT

Minimum Fixed Allocation
As shown in each Certificate.

Minimum Guaranteed Interest Rate
As shown in each Certificate.

Guarantee Periods

We currently offer Guarantee Periods of [6 months and 1, 3, 5, 7 and 10] year(s). We reserve the right to offer Guarantee Periods of durations other than those available on the Contract Issue Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

Index Rate

The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days..

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     THE SCHEDULE (continued) --------------------------------------------------------------------------------

CONTRACT FACTS Certificate Processing Date Specially Designated Division Annuity Commencement Date Death Benefits Minimum Annuity Income Payout Optional Riders	As shown in each Certificate [Liquid Asset Division] As shown in each Certificate As shown in each Certificate As shown in each Certificate As shown in each Certificate

Partial Withdrawals - The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate. In no event may a Partial

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Withdrawal be greater than 90% of the Cash Surrender Value. After a Partial Withdrawal, the remaining Accumulation Value must be at least $100 to keep a Certificate in force. Systematic Partial Withdrawals and Conventional Partial Withdrawals may not be taken in the same Certificate Year.

Conventional Partial Withdrawals

The minimum withdrawal amount which may be taken is shown in each Certificate. The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate. Any Conventional Partial Withdrawal is subject to a Market Value Adjustment unless withdrawn from a Fixed Allocation within 30 days prior to the Maturity Date.

Systematic Partial Withdrawals

Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date. and may be taken on a monthly, quarterly or annual basis. The Maximum Withdrawal Amount which may be taken is shown in each Certificate. Systematic Partial Withdrawals from Fixed Allocations are not subject to a Market Value Adjustment. A Systematic Partial Withdrawal in excess of the Free Amount may be subject to a Surrender Charge.

IRA Partial Withdrawals for Qualified Plans Only

Partial Withdrawals may be taken from a Certificate issued as an IRA on a monthly, quarterly or annual basis. Such IRA Partial Withdrawals will not be subject to Surrender Charges to the extent that they do not exceed the Minimum Required Distribution based on the Accumulation Value of this Certificate, as set forth in the Internal Revenue Code. A minimum withdrawal of $100.00 is required. Systematic Partial Withdrawals and Conventional Partial Withdrawals are not allowed when IRA Partial Withdrawals are being taken. An IRA Partial Withdrawal in excess of the maximum amount allowed under the Systematic Partial Withdrawal option may be subject to a Market Value Adjustment.

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     THE SCHEDULE (continued) --------------------------------------------------------------------------------

CHARGES

DEDUCTIONS FROM PREMIUMS
None

DEDUCTIONS FROM ACCUMULATION VALUE

Initial Administrative Charge
None

Administrative Charge

We charge a maximum of $30 to cover a portion of our ongoing administrative expenses for each Certificate Processing Period. The charge is incurred at the beginning of the Certificate Processing Period and deducted on the Certificate Processing Date at the end of the period.

Excess Allocation Charge

[$25]. Covers the cost of allocations in excess of twelve free allocation changes allowed per year. Any charge will be deducted in proportion to the amount being transferred from each Division.

Surrender Charges

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As shown in each Certificate.

PREMIUM TAXES

We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred. If the charge for premium taxes is incurred when premiums are received, we advance the amount of the charge to the Accumulation Value and deduct it in equal installments on each Certificate Processing Date. Currently, we will waive the deduction of the applicable installment on each Certificate Processing Date. However, we deduct the applicable unrecovered portion of the charge for premium taxes (not including installments which were waived) when determining the Cash Surrender Value payable if the Certificate is surrendered We reserve the right to change the amount we charge for Premium Tax charges on future Premium Payments to conform with changes in the law or if a Certificate Owner changes state of residence.

DEDUCTIONS FROM THE DIVISIONS

Morality and Expense Risk Charge
As shown in each Certificate.

Asset Based Administrative Charge
As shown in each Certificate.

CHARGE DEDUCTION DIVISION

If elected by the Certificate Owner, all charges against the Accumulation Value in each Certificate will be deducted from the [Liquid Asset Division].

INCOME PLAN FACTORS
As shown in each Certificate.
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     IMPORTANT TERMS --------------------------------------------------------------------------------

ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

AFFILIATED INSURANCE COMPANY - An insurance company which meets the definition of an Affiliated Company under the Investment Company Act of 1940.

ANNUITANT - The person designated by the Certificate Owner to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity Payments begin.

ANNUITY OPTIONS - Options the Certificate Owner selects that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment a Certificate Owner receives.

ATTAINED AGE - The issue age of the annuitant or certificate Owner plus the number of full years elapsed since the certificate date.

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BENEFICIARY - The person designated to receive benefits in the case of the death of the Certificate Owner.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount the Certificate Owner receives upon surrender of the Certificate.

CERTIFICATE - This is a summary of the benefits and provisions provided by this Contract.

CERTIFICATE ANNIVERSARY - The anniversary of the certificate date.

CERTIFICATE DATE - The date we receive the Initial Premium upon which we begin determining the Certificate values. It may or may not be the same as the certificate issue date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer Service Center.

CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the accumulation value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

CERTIFICATE PROCESSING PERIOD - The period between successive certificate processing dates unless it is the first certificate processing period. In that case, it is the period from the certificate date to the first certificate processing date.

CERTIFICATE YEAR - The period between certificate anniversaries.

CERTIFICATE OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit

CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated or elected by the Certificate Owner.

CONTINGENT ANNUITANT - The person designated by the Certificate Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

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     IMPORTANT TERMS (continued) --------------------------------------------------------------------------------

CONTRACT ISSUE DATE - The date this Contract is issued at our Customer Service Center.

CONTRACTHOLDER - The entity to whom this Contract is issued.

EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also

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reflects the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT - This is the Separate Account established to support Fixed Allocations.

FIXEDALLOCATION - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

GENERAL ACCOUNT - The account which contains all of our assets other than those held in our separate accounts.

GUARANTEE PERIOD - The period of years a rate of interest is guaranteed to be credited to a Fixed Allocation or allocations to a Guaranteed Interest Division.

GUARANTEED INTEREST DIVISION - An investment option available in the General Account, an account which contains all of our assets other than those held in our Separate Accounts.

GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for Fixed Allocations or Guaranteed Interest Divisions. The Guaranteed Minimum Interest Rate is an effective annual rate of 3.0%.

INDEX OF INVESTMENT EXPERIENCE - The index that measures the performance of a Variable Separate Account Division.

INITIAL PREMIUM - The payment amount required to put each Certificate in effect.

ISSUE AGE - The annuitant's or Certificate Owner's age on the last birthday on or before the certificate date.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment to a Fixed Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

MATURITY DATE - The date on which a Guarantee Period matures.

QUALIFIED PLAN - A Contract issued as a qualified funding vehicle under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408(b), or 457.

RIDERS - Riders add provisions or change the terms of the Certificate.

SCHEDULE DATE - The date shown in the Certificate on which the Benefit Option Package takes effect. On the Certificate Issue Date, the Schedule Date is the same as the Certificate Date. Thereafter, if the then current Benefit Option Package with another available Benefit Option Package, the Schedule Date will be the effective date of the change.

SPECIALLY DESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless the Certificate Owner specifies otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before

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it.

VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the Variable Separate Account shown in the Certificate Schedule.

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     INTRODUCTION TO THIS CONTRACT --------------------------------------------------------------------------------

ELIGIBILITY

Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract.

One or more people may own a Certificate. If there are multiple Certificate Owners named, the age of the oldest Certificate Owner will be used to determine the applicable death benefit. In the case of a sole certificate Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit then due. If the sole certificate Owner is not an individual, we will treat the annuitant as the certificate Owner for purposes of determining when the certificate Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's Issue Age will determine the applicable death benefit payable to the Beneficiary. The sole certificate Owner's estate will be the beneficiary if no beneficiary designation is in effect, or if the sole designated beneficiary has predeceased the certificate Owner. In the case of a joint certificate Owner dying prior to the annuity commencement date, the surviving certificate Owner(s) will be deemed the beneficiary(ies) and any other Beneficiary(ies) on record will be treated as the contingent Beneficiary(ies).

THE ANNUITANT

The Annuitant is the measuring life of the annuity benefits provided under a Certificate. The annuitant may not be changed during the annuitant's lifetime. The Certificate Owner may name a contingent annuitant. The contingent annuitant becomes the annuitant if the annuitant dies while a Certificate is in effect prior to the Annuity Commencement Date. The Certificate Owner will be the contingent annuitant unless the Certificate Owner names someone else. The annuitant must be a natural person. If the annuitant dies and no contingent annuitant has been named, we will allow the Certificate Owner sixty days to designate someone else as annuitant. If all Certificate Owners are not individuals and, through operation of this provision, a Certificate Owner becomes the Annuitant, we will pay the death benefit proceeds to the Beneficiary. If there are joint Certificate Owners, we will treat the youngest of the Certificate Owners as the Contingent Annuitant designated, unless elected otherwise.

THE BENEFICIARY

The beneficiary is the person to whom we pay death proceeds if the certificate Owner dies prior to the annuity commencement date. See Proceeds Payable to the

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Beneficiary for more information. We pay death proceeds to the primary beneficiary (unless there are joint Certificate Owners in which case the death benefit proceeds are payable to the surviving Certificate Owners). If the primary beneficiary dies before the certificate Owner, the death proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death proceeds to the certificate Owner's estate.

One or more persons may be named as primary beneficiary or contingent Beneficiary. In the case of more than one beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving beneficiaries. Other than equal shares may be specified by the Certificate Owner.

The Certificate Owner has the right to change beneficiaries during the Certificate Owner's lifetime, unless the primary beneficiary is designated irrevocable. When an irrevocable Beneficiary has been designated, the Certificate Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

When naming or changing the Beneficiary(ies), the Certificate Owner may specify the form of payments of the Death Benefits. We will honor the specified form of payment to the extent permitted under section 72(s) of the I.R.S. Code. If the form of payment is not specified, the Beneficiary(ies) may determine the manner of payment, to the extent allowed by the Code.

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     INTRODUCTION TO THIS CONTRACT (continued) --------------------------------------------------------------------------------

CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

During the Certificate Owner's lifetime and while a Certificate is in effect under this Contract, the Certificate Owner can transfer ownership of a Certificate or change the beneficiary. To make any of these changes, we require written notice of the change in a form satisfactory to us. If there are joint Certificate Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A change of certificate Owner may affect the amount of death benefit payable under the Certificate. See Proceeds Payable to the Beneficiary and Benefit Option Packages.

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     PREMIUM PAYMENTS AND ALLOCATION CHANGES --------------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT

The Initial Premium Payment is required to put a Certificate in effect. The amount and allocation of the Initial Premium Payment is shown in each Certificate.

ADDITIONAL PREMIUM PAYMENT OPTION

Additional premium payments may be made after the Right to Examine period ends. Satisfactory notice to us must be given for additional premium payments. Restrictions on additional premium payments, such as the attained age of the

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annuitant or certificate Owner and the timing and amount of each payment, are shown in each Certificate. We reserve the right to defer acceptance of or to return any additional premium payments.

As of the date we receive and accept the Certificate Owner's additional premium payment:

(1)	The accumulation value will increase by the amount of the premium payment less any premium deductions as shown in each Certificate.
(2)

The increase in the accumulation value will be allocated among the Divisions and the Fixed Allocations in accordance with the Certificate Owner's instructions. If the Certificate Owner does not provide such instructions, allocation will be among the Divisions and in proportion to the amount of accumulation value in each Division as of the date we receive and accept the additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

Where to Make Payments

Additional premium payments are to be sent to our Customer Service Center. On request, a receipt signed by one of our officers will be provided.

REALLOCATION OF ACCUMULATION VALUE

The accumulation value may be reallocated among the Divisions, the General Account and the Fixed Account prior to the Annuity Commencement Date. The number of free allocation changes each certificate year that we will allow is shown in each Certificate. To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. Restrictions for reallocation into and out of the Divisions are shown in each Certificate. Some Divisions may have restrictions on allocations. An allocation from the Fixed Allocation may be subject to a Market Value Adjustment. See Market Value Adjustment.

WHAT HAPPENS IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE

When a distribution is made from an investment portfolio supporting a unit investment trust Division of the Separate Account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in each Certificate unless the Certificate Owner specifies otherwise.

Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in each Certificate, we must receive satisfactory notice at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the accumulation value for purposes of the number of free allocations permitted.

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     PREMIUM PAYMENTS AND ALLOCATION CHANGES (continued) --------------------------------------------------------------------------------

RESTRICTED FUNDS

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such Divisions. The designation of a Division as a Restricted

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Fund may be changed upon 30 days notice to the Owner with regard to future transfers and Premium Payments into such Division. When a new Division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to the Owner. Listed below are the total Contract limits for Restricted Funds.

Restricted Fund Limits

Maximum
Allocation % of	Maximum
Accumulation Value	Premium %	Dollar Cap
------------------	---------	----------
30%	99.999%	$9,999,999

THRESHOLDS

Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that Division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (Premium Payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by us for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

DOLLAR CAP

The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

PREMIUM THRESHOLD

The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that Division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that Division or for the Contract, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

ALLOCATION THRESHOLD

Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that Division and does not cause a Certificate's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.

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PREMIUM PAYMENTS AND ALLOCATION CHANGES (continued)

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THRESHOLDS - EFFECT ON WITHDRAWALS

If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all Variable Divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn prorata from all Divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the Divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

THRESHOLD PROCESSING

For the purpose of calculating any thresholds, the values for the Divisions will be determined using the prior day's closing Index of Investment Experience.

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     HOW WE MEASURE THE ACCUMULATION VALUE --------------------------------------------------------------------------------

The variable Annuity Benefits under this Contract are provided through investments which may be made in our Separate Account(s).

THE VARIABLE SEPARATE ACCOUNT(S)

The Separate Account (the "Account") is a unit investment trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of Domicile. The Account is divided into Divisions, each of which is available for investment under this Contract.

The Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Account. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the Account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as described above. The trusts may offer non-registered series.

Variable Separate Account Divisions

A unit investment trust Separate Account includes Divisions, each investing in a

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designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Variable Separate Accounts

We may, from time to time, make additional Variable Separate Account Divisions available. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of this Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which this Contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:

(1)	deregister a Variable Separate Account under the Investment Company Act of 1940;
(2)	operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
(3)	operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
(4)	restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a Variable Separate Account; and
(5)	combine a Variable Separate Account with other Variable Separate Accounts.

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     HOW WE MEASURE THE ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

THE GENERAL ACCOUNT

The General Account contains all assets of the Company other than those in the Separate Accounts we establish. The Guaranteed Interest Divisions available for investment are shown in the Schedule. We may, from time to time, offer other Divisions where assets are held in our General Account.

VALUATION PERIOD

Each Division and Fixed Allocation will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-Business Days before it. A Business Day is any day the New York Stock Exchange (NYSE) is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

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The Accumulation Value of a Certificate is the sum of the amounts in each of the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account. The Certificate Owner selects how the Accumulation Value is allocated. The maximum number of Divisions and Fixed Allocations to which the Accumulation Value may be allocated at any one time is shown in each Certificate

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

On the Certificate Date

On the Certificate Date, the Accumulation Value is allocated to each Division and Fixed Allocation as shown in each Certificate. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by the Certificate Owner.

On each Valuation Date

At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:

(1)	We take the Accumulation Value in the Division or Fixed Allocation at
	the	end of the preceding Valuation Period.
(2)	We multiply (1) by the Variable Separate Account Division's Net Rate
	of	Return for the current Valuation Period or we calculate the
	interest	to be credited to a Fixed Allocation or to a Guaranteed
	Interest	Division for the current Valuation Period.
(3)	We add (1) and (2).
(4)	We add to (3) any additional Premium Payments (less any premium
	deductions	as shown in each Certificate) allocated to the Division or
	Fixed	Allocation during the current Valuation Period.
(5)	We add or subtract allocations to or from that Division or Fixed
	Allocation	during the current Valuation Period.
(6)	We subtract from (5) any Partial Withdrawals which are allocated to
	the	Division or Fixed Allocation during the current Valuation Period.
(7)	We subtract from (6) the amounts allocated to that Division or Fixed
	Allocation	for:
	(a)	any charges due for the Optional Benefit Riders as shown in each Certificate;
	(b)	any deductions from Accumulation Value as shown in each Certificate.

All amounts in (7) are allocated to each Division or Fixed Allocation as shown in each Certificate.

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     HOW WE MEASURE THE ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

FIXED ACCOUNT

The Fixed Account is a Separate Account under state law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period (or Periods) the Certificate Owner selects. We reset the interest rates for new Fixed Allocations periodically, based on our sole discretion.

Guarantee Periods

Each Fixed Allocation is guaranteed an interest rate or rates for a period, a Guarantee Period. The Guaranteed Interest Rates for a fixed allocation are

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effective for the entire period. The Maturity Date of a Guarantee Period will be the last day of a calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made thirty days or less prior to the Maturity Date.

Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless the Certificate Owner selects another period prior to a Maturity Date. We will notify the Certificate Owner at least thirty days prior to a Maturity Date of options for renewal. If the period remaining from the expiry of the previous guarantee period to the annuity commencement date is less than the period elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

We will declare guaranteed interest rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared guaranteed interest rates are subject to change at any time prior to application to specific fixed allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate shown in the Certificate.

Market Value Adjustments

A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately.

The Market Value Adjustment during the Right To Examine period is determined by multiplying the amount of Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

(((1+I)/(1+J))^(N/365))-1

The Market Value Adjustment following the Right To Examine period is determined by multiplying the amount of Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

(((1+I)/(1+J+.0050))^(N/365))-1

Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period; J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation. (The Index Rate is described in each Certificate.). .

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     HOW WE MEASURE THE ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

Market Value Adjustments will be applied as follows:

(1)	The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
(2)	For a partial withdrawal, partial transfer or in the case where a portion of a Fixed Allocation is applied to an Income Plan, the Market

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Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.

(3)

If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in a particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan

(4)

If the Market Value Adjustment is positive, it will be credited to any remaining Accumulation Value in the particular Fixed Allocation. If a cash surrender, full transfer or full application to an Income Plan has been requested, the Market Value Adjustment is added to the amount withdrawn, transferred or applied to an Income Plan.

MEASUREMENT OF INVESTMENT EXPERIENCE

Index of Investment Experience

The Investment Experience of a Variable Separate Account Division is determined on each Valuation Date. We use an Index to measure changes in each Division's experience during a Valuation Period. We set the Index at $10 when the first investments in a Division are made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

How We Determine the Experience Factor (Net Return Factor)

For Divisions of a unit investment trust Separate Account, the Experience Factor reflects the Investment Experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

(1)	We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
(2)

We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

(3)	We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
(4)	We subtract the daily Mortality and Expense Risk Charge for each Division shown in each Certificate for each day in the Valuation Period.
(5)	We subtract the daily Asset Based Administrative Charge shown in each Certificate for each day in the Valuation Period.

Calculations for Divisions investing in unit investment trusts are on a per unit basis.

Net Rate of Return for a Variable Separate Account Division (Net Return Rate) The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

Interest Credited to a Guaranteed Interest Division

Accumulation Value allocated to a Guaranteed Interest Division will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until the Maturity Date of that Guarantee Period. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

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     HOW WE MEASURE THE ACCUMULATION VALUE (continued) --------------------------------------------------------------------------------

Interest Credited to a Fixed Allocation

A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

CHARGES DEDUCTED FROM ACCUMULATION VALUE FOR EACH PROCESSING PERIOD

All charges and fees are shown in each Certificate.

Charge Deduction Division Option

We will deduct all charges against the accumulation value of a Certificate from the Charge Deduction Division if the Certificate Owner elected this option. If this option was not elected or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

(1)	If these charges are less than the accumulation value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.
(2)

If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any excess over such value will be deducted proportionately from any Fixed Account and Guaranteed Interest Divisions.

Any charges deducted from the Fixed Account or the General Account will be taken from the Fixed Allocations or the Guaranteed Interest Divisions, starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

The Certificate Owner may at any time while the Certificate is in effect change the election of this option. To do so, the Certificate Owner must send a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive the request..

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     THE CERTIFICATE OWNER'S BENEFITS --------------------------------------------------------------------------------

While a Certificate is in effect, there are important rights and benefits that are available. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

Cash Surrender Value

The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:

(1)	We take the Certificate's Accumulation Value;
(2)	We adjust for any applicable Market Value Adjustment;
(3)	We deduct any Surrender Charges;

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(4)	We deduct any charges shown as shown in each Certificate that have
	been	incurred but not yet deducted, including:
	(a)	any administrative charge that has not yet been deducted;
	(b)	the pro rata part of any charges for Optional Benefit Riders; and
	(c)	any applicable premium or other tax.

Cancelling to Receive the Cash Surrender Value

The Certificate Owner may, at any time on or before the annuity commencement date and while the Annuitant is living, surrender a Certificate to us. To do this, the Certificate Owner must return the Certificate with a signed request for cancellation to our Customer Service Center.

The cash surrender value will vary daily. We will determine the cash surrender value as of the date we receive the Certificate and the signed request in our Customer Service Center. All benefits under the Certificate will then end.

We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PARTIAL WITHDRAWAL OPTION

After the certificate Date, the Certificate Owner may make partial withdrawals. Partial Withdrawals may be subject to a Surrender Charge. The minimum amount that may be withdrawn is shown in each Certificate. The maximum amount that may be withdrawn is shown in each Certificate. To take a partial withdrawal, satisfactory notice must be sent to our Customer Service Center.

PROCEEDS PAYABLE TO THE BENEFICIARY

Prior to the Annuity Commencement Date

If the sole Certificate Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the Death Benefit based on the Benefit Option Package elected and in effect on the date of death. If there are joint Certificate Owners and any Certificate Owner dies, we will pay the surviving Owner(s) the Death Benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the Death Benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one Death Benefit is payable under each Certificate. In all events, distributions under a Certificate must be made as required by applicable law.

How to Claim Payments to Beneficiary

We must receive proof of the Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the Death Benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions

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     BENEFIT OPTION PACKAGES --------------------------------------------------------------------------------

The Contract offers three Benefit Option Packages. The Option Package elected is shown in each Certificate.

ELECTION OF BENEFIT OPTION PACKAGES

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On any Certificate Anniversary prior to and including the date the Certificate Owner reaches Attained Age 80, the Certificate Owner may elect to replace the Benefit Option Package in effect with another Benefit Option Package provided there are no Joint Certificate Owners and the Certificate Owner and the Annuitant meet the eligibility criteria stated below. Such election must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the Certificate Anniversary.

The effective date of the newly elected Benefit Option Package will be the Certificate Anniversary at the end of the sixty day election period. We will issue another Certificate Schedule reflecting the new Benefit Option Package Chosen. This new Schedule will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

SPECIAL FUNDS

The allocation of Accumulation Value to the Fixed Account, the Guaranteed Interest Divisions and Divisions of the Separate Account may be subject to specific limitations or rules when calculating the Death Benefits provided in each of the Benefit Option Packages described below. Collectively, such allocations are called Special Funds. Special Funds, if any, are shown in each Certificate Schedule.

We may add newly available Divisions as Special Funds. We may also reclassify an existing Division as a Special Fund or remove such designation upon 30 days notice to the Certificate Owner. Such reclassifications will apply to amounts transferred or otherwise allocated to such Division after the date of the change. We may reduce any applicable Mortality and Expense Risk Charge for that portion of the Certificate allocated to a Special Fund.

DESCRIPTION OF BENEFIT OPTION PACKAGE I

Benefit Option Package I is not available if, at the time of election, the Certificate's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Death Benefit

The Death Benefit is the greatest of (i), (ii) and (iii) below, where:

(i)	is the Accumulation Value;
(ii)	is the Guaranteed Death Benefit;
(iii)	is the Cash Surrender Value.

Guaranteed Death Benefit

The Guaranteed Death Benefit for a Certificate is equal to the sum of I and II below.

I.	The Guaranteed Death Benefit Base for non-Special Funds
II.	The Accumulation Value allocated to Special Funds

On the Certificate Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

(1)	Start with the Guaranteed Death Benefit Base for non-Special Funds from the prior Valuation Date.
(2)	Add any additional premiums paid and allocated to non-Special Funds during the current Valuation Period to (1).
(3)	Adjust (2) for any transfers to or from Special Funds during the current Valuation Period.
(4)	Subtract from (3) any Prorata Partial Withdrawal Adjustments for any

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Partial Withdrawal made from non-Special Funds during the current Valuation Period. .

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     BENEFIT OPTION PACKAGES (continued) --------------------------------------------------------------------------------

The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

Prorata Partial Withdrawal Adjustments

For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Special and non-Special Funds.

Change of Owner

A change of Owner will result in recalculation of the Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

Spousal Continuation upon Death of Owner

If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a)

If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

(b)	The Guaranteed Death Benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.
(c)	At subsequent surrender, any Surrender Charge applicable to premiums

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paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

Non Spousal Continuation upon Death of Owner

If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of

U.	S. Treasury Department rules for qualified plans, the following will apply:
(a)

If the Guaranteed Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

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     BENEFIT OPTION PACKAGES (continued) --------------------------------------------------------------------------------

(b)

Thereafter, the Guaranteed Death Benefit will no longer be available under this Contract, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Contract, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.

(c)	No additional premium payments may be made under this Contract following the date we receive due proof of death of the Owner.
(d)	At subsequent surrender, any applicable Surrender Charges will be waived.

DESCRIPTION OF BENEFIT OPTION PACKAGE II

Benefit Option Package II is not available if there are Joint Certificate Owners or if, at the time of election, the Certificate's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Death Benefit

The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:

(i)	is the Accumulation Value;
(ii)	is the Guaranteed Death Benefit;
(iii)	is the Cash Surrender Value; and
(iv)	is the Minimum Death Benefit.

Minimum Death Benefit

The Minimum Death Benefit shall be the sum of the following:

1.	The Accumulation Value allocated to Special Funds; and
2.	Adjusted Premium for non-Special Funds.

Adjusted Premium for non-Special Funds shall mean all premium allocated to non-Special Funds, plus an adjustment for any amounts transferred to non-Special Funds, less a prorata adjustment for any amounts transferred or withdrawn from non-Special Funds. The amount of the prorata adjustment will equal (a) times (b) divided by (c), where (a) is the Adjusted Premium for non-Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to non-Special Funds

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before the transfer or withdrawal. Adjusted Premium for Special Funds has the same definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds increase the Adjusted Premium for non-Special Funds by the lesser of the reduction of the Adjusted Premium for Special Funds and net Accumulation Value transferred. Transfers from non-Special Funds increase the Adjusted Premium for Special Funds by the reduction in the Adjusted Premium for non-Special Funds.

Guaranteed Death Benefit

The Guaranteed Death Benefit for a Certificate is equal to the sum of I and II below.

I.	The Guaranteed Death Benefit Base for non-Special Funds
II.	The Accumulation Value allocated to Special Funds

On the Certificate Date, the Guaranteed Death Benefit Base for non-Special Funds is the initial premium allocated to non-Special Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is calculated as follows:

(1)	Start with the Guaranteed Death Benefit Base for non-Special Funds on the prior Valuation Date.
(2)

Add to (1) any additional premium allocated to the non-Special Funds during the current Valuation Period and adjustments for transfers from Special Funds during the current Valuation Period and subtract from (1) any adjustment for transfers to Special Funds during the current Valuation Period and any Prorata Partial Withdrawal Adjustments for any Partial Withdrawals taken from non-Special Funds during the current Valuation Period.

(3)

On a Valuation Date that occurs on or prior to the Owner's Attained Age 90, which is also a Certificate Anniversary, we set the Guaranteed Death Benefit Base for non-Special Funds equal to the greater of (2) or the Accumulation Value allocated to non-Special Funds. On all other Valuation Dates, the Guaranteed Death Benefit Base for non-Special Funds is equal to (2).

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     BENEFIT OPTION PACKAGES (continued) --------------------------------------------------------------------------------

The Guaranteed Death Benefit Base for Special Funds has a corresponding definition, but with respect to amounts allocated to Special Funds.

Transfers from Special Funds to non-Special Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for non-Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Special Funds and the net Accumulation Value transferred.

Transfers from non-Special Funds to Special Funds will reduce the Guaranteed Death Benefit Base for non-Special Funds on a prorata basis. The resulting increase in the Guaranteed Death Benefit Base for Special Funds will equal the reduction in Guaranteed Death Benefit Base for non-Special Funds.

Prorata Partial Withdrawal Adjustments

For any partial withdrawal, the Death Benefit components will be reduced by Prorata Partial Withdrawal Adjustments. The Prorata Partial Withdrawal Adjustment to a Death Benefit component for a partial withdrawal is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value

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withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Special and non-Special Funds.

Change of Owner

If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package II will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, or if Joint Owners are named, the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

Spousal Continuation upon Death of Owner

If at the Owner's death, the surviving spouse of the deceased Owner is the Beneficiary and such surviving spouse elects to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of U.S. Treasury Department rules for qualified plans, the following will apply:

(a)

If the greater of (ii) and (iv) in the Death Benefit provision as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account than available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

(b)	The Guaranteed Death Benefit and the Minimum Death Benefit will continue to apply, using the surviving spouse's age as the determining age.
(c)

At subsequent surrender, any Surrender Charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable Surrender Charge.

Non Spousal Continuation upon Death of Owner

If, at the Owner's death, the non spouse beneficiary of the deceased Owner elects to continue the Certificate for the purpose of taking distributions pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of

U.	S. Treasury Department rules for qualified plans, the following will apply:
(a)

If the greater of the Guaranteed Death Benefit and Minimum Death Benefit as of the date we receive due proof of death of the Owner, minus the Accumulation Value, also as of that date, is greater than zero, we will add such difference to the Accumulation Value. Such addition will be allocated to the Divisions of the Separate Account then available in the same proportion as the Accumulation Value in each available Division bears to the Accumulation Value in all such Divisions. If there is no Accumulation Value in any Division then available, the addition will be allocated to the Liquid Asset Division, or its successor.

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     BENEFIT OPTION PACKAGES (continued) --------------------------------------------------------------------------------

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(e)

Thereafter, the Guaranteed Death Benefit and Minimum Death Benefit will no longer be available under this Contract, and the amount payable upon the death of the non spouse beneficiary, if such beneficiary dies while receiving distributions under this Contract, will be the Accumulation Value as of the date we receive due proof of such beneficiary's death.

(f)	No additional premium payments may be made under this Contract following the date we receive due proof of death of the Owner.
(d)	At subsequent surrender, any applicable Surrender Charges will be waived.

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     CHOOSING AN INCOME PLAN --------------------------------------------------------------------------------

ANNUITY BENEFITS

If the annuitant and certificate Owner are living on the annuity commencement date, we will begin making payments to the certificate Owner. We will make these payments under the annuity option (or options) as chosen initially or as subsequently selected.

Any portion of the Accumulation Value (minus any applicable premium tax) may be applied to any Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. When the Annuity Option is elected, such election must indicate if payments are to be made as a Fixed Annuity, a Variable Annuity or some combination of Fixed and Variable Annuity. If Variable Annuity payments are elected, the Assumed Interest Rate (AIR) must also be selected, and the election must specify the portion of the Accumulation Value (less any applicable premium tax) to be allocated to the available Divisions. If no Annuity Option has been elected by the Required Annuity Commencement Date shown in the Certificate, payments will be made as a Fixed Annuity under Option 2 on a 10-year period certain basis. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We May Defer). After payments begin, only those payable as Variable Annuity Payments under Option 1 may be commuted to a lump sum.

Before we pay any Annuity Benefits, we require the return of the Certificate. If the Certificate has been lost, we require the applicable lost Certificate form.

Fixed Annuity Payments

If Fixed Annuity payments are chosen, the payment rate for the option chosen, shown in the tables in the Schedule, reflects the minimum guaranteed interest rate. Interest rates actually paid may be higher.

Variable Annuity Payments

If Variable Annuity payments are chosen, the initial payment for the option chosen, shown in each Certificate, reflects the Assumed Interest Rate selected. Thereafter, the Divisions must earn this rate plus enough to cover any deductions stated in each Certificate if future Annuity Payments are to remain level. If earnings exceed this amount, Annuity Payments will increase; if earnings are less, Annuity Payments will decrease.

Annuity Units

The Number of Annuity Units is based on the amount of the first Variable Annuity Payment which is equal to:

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(1)	The portion of the Accumulation Value applied to pay a Variable Annuity Payment (minus any applicable premium tax); divided by
(2)	1,000; multiplied by
(3)	The payment rate in the tables shown in each Certificate for the option chosen.

Such amount, or portion, of the Variable Annuity Payment will be divided by the appropriate Annuity Unit Value on the tenth Valuation Date before the due date of the first payment to determine the number of Annuity Units. Thereafter, the number of Annuity Units remains unchanged. Each future payment is equal to the sum of the products of each Annuity Unit Value multiplied by the appropriate number of Annuity Units. The Annuity Unit Value on the tenth Valuation Date prior to the due date of the payment is used.

Annuity Unit Value

On any Valuation Date, an Annuity Unit Value is equal to:

(1)	The Annuity Unit Value on the on the previous Valuation Day; multiplied by
(2)	The Annuity Net Return Factor(s) for the Valuation Date; multiplied by
(3)	A Factor to reflect the AIR.

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

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     CHOOSING AN INCOME PLAN (continued) --------------------------------------------------------------------------------

Net Return Factor

The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:

(1)	The value of the shares of the Division at the end of a Valuation Date; minus
(2)	The value of shares of the Division at the start of the Valuation Date; plus or minus
(3)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(4)	The value of shares of the Division at the start of the Valuation Date; minus
(5)	The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in each Certificate for each day in the Valuation Period.

A Net Return Rate may be more or less than 0%.

The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Annuity Payments shall not be changed due to mortality or expense results.

ALLOCATION CHANGES

The Certificate Owner has the right to request allocation changes among Divisions of the Variable Separate Account to any other Division then available. After the Annuity Commencement Date, allocation changes in excess of four in any

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Certificate Year are subject to the Excess Allocation Charge as stated in each Certificate. After Annuity Payments begin, allocation changes are not allowed between values providing Fixed Annuity Payments and Variable Annuity Payments.

ANNUITY COMMENCEMENT DATE SELECTION

The Certificate Owner selects the Annuity Commencement Date. Any date may be selected following the first Certificate Anniversary but before the required date of Annuity Commencement as shown in each Certificate. On the Annuity Commencement Date, the age of the Annuitant plus the number of years payments are guaranteed must not exceed 100. If a date is not selected, the Annuity Commencement Date will be in the month following the required date of Annuity Commencement.

FREQUENCY SELECTION

The Certificate Owner may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from the Certificate Owner, the payments will be made monthly.

THE INCOME PLAN

While a Certificate is in effect and before the annuity commencement date, the Certificate Owner may choose one or more annuity options to which death benefit proceeds may be applied. If, at the time of the certificate Owner's death, no option has been chosen for paying death benefit proceeds, the beneficiary may choose an option within one year. An annuity option on surrender of the Certificate for its cash surrender value may also be elected. For each option we will issue a separate written agreement putting the option into effect.

Our approval is needed for any Option where:

(1)	the person named to receive payment is other than the Certificate Owner or Beneficiary; or
(2)	the person named is not a natural person, such as a corporation; or
(3)	any income payment would be less than the minimum annuity income payment shown in each Certificate.

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     CHOOSING AN INCOME PLAN (continued) --------------------------------------------------------------------------------

THE ANNUITY OPTIONS

Option 1. Income for a Fixed Period

Payment is made in equal installments for a fixed number of years. The number of years must be at least 5 and not more than 30.

Option 2. Single Life Income

Payment is made to the person named in equal monthly installments based on one of the following, as elected by the Certificate Owner:

(a)	Payments continue as long as the Annuitant is living and cease at the Annuitant's death.
(b)	Payments continue for a period certain and continue thereafter as long as the Annuitant is living. The period certain may be between 5 and 30 years as specified by the Certificate Owner.
(c)

Payments continue until as long as the Annuitant is living. At the Annuitant's death, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the

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Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment.

Option 3. Joint Life Income

This Option is available if there are two Annuitants, one of whom is designated the Primary Annuitant and the other the Secondary Annuitant. Monthly payments continue as long as at least one of the Annuitants is living based on one of the following, as elected by you:

(a)	Payments continue as long as either Annuitant is living;
(b)	Payments continue for a period certain and continue thereafter as long as either Annuitant is living. The period certain may be between 5 and 30 years as specified by you;
(c)

Payments continue as long as either Annuitant is living. At the death of both Annuitants, the difference between the sum of the payments made and the Accumulation Value applied to this option is paid to the Beneficiary in a lump sum. This "Cash Refund" feature is available only if the total amount applied to the Option is taken as a Fixed Annuity payment..

If Fixed Annuity Payments are chosen under Options 1, 2(a), 2(b), 3(a) or 3(b), the Certificate Owner may also elect to have payments increase annually at 1%, 2% or 3% compounded annually.

Payment may be made under any other method mutually agreed upon by the Certificate Owner and us.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. The amounts still due are determined as follows:

(1)	For Option 1, or for any remaining guaranteed payments in Option 2 or Option 3, payments will be continued.
(2)	For Option 2a and 2b, no amounts are payable after the Annuitant's death.
(3)	For Option 3a and 3b, no amounts are payable after the death of both Annuitants.

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     OTHER IMPORTANT INFORMATION --------------------------------------------------------------------------------

ENTIRE CONTRACT

This Contract, including any attached Rider, Endorsement, amendment and the application of the contractholder, constitute the entire Contract between the contractholder and us. All statements made by the contractholder, any certificate Owner or any annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the contractholder or in a written instrument signed by the certificate Owner

SENDING NOTICE TO US

Whenever written notice is required, it should be sent to our Customer Service Center.

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REPORTS TO CERTIFICATE OWNER

We will send each Certificate Owner a report at least once during each Certificate Year. The report will show the Accumulation Value and the Cash Surrender Value of each Certificate as of the end of each Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the appropriate jurisdictions in which a Certificate is delivered.

We will also send copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT

Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the Certificate ownership. The Certificate Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THIS CONTRACT

This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided under the Contract will be those that the Premium Payment made would have bought at the correct age or sex.

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     OTHER IMPORTANT INFORMATION (continued) --------------------------------------------------------------------------------

NON-PARTICIPATING

Neither this Contract nor its Certificates participate in the divisible surplus of Golden American Life Insurance Company.

PAYMENTS WE MAY DEFER

We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:

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(1)	The NYSE is closed for trading;
(2)	the SEC determines that a state of emergency exists;
(3)	an order or pronouncement of the SEC permits a delay for the protection of Owners; or
(4)	the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions of the Variable Separate Account, we may delay:

(1)	determination and payment of the Cash Surrender Value;
(2)	determination and payment of any Death Benefit if death occurs before the Annuity Commencement Date;
(3)	allocation changes of the Accumulation Value; or
(4)	application of the Accumulation Value under an income plan.

As to the amounts allocated to a Guaranteed Interest Division in the General Account and as to amounts allocated to Fixed Allocations of the Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year or greater if required by state law, on any Cash Surrender Value payment derived from the Fixed Allocations or Guaranteed Interest Divisions that we defer 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to:

(1)	change any of the Contract's terms;
(2)	extend the time for Premium Payments; or
(3)	make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory officials in the appropriate jurisdictions. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.

FACILITY OF PAYMENT

If no beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

INCONTESTABILITY

The benefits under this Contract will not be contested, except for nonpayment of premiums, after it has been in effect during the annuitant's lifetime for two years from the certificate date.

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     OTHER IMPORTANT INFORMATION (continued) --------------------------------------------------------------------------------

CERTIFICATES

Certificates will be furnished by us.

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CONFORMITY WITH LAW

If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.

RECORDS

The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt. If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.

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DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT - NO --------------------------------------------------------------------------DIVIDENDS

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Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death Benefit subject to guaranteed minimum. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

GA-MA-1108

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